As filed with the Securities and Exchange Commission on January 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SCISPARC LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Raul Wallenberg Street, Tower A Tel Aviv, Israel	6971916
(Address of Principal Executive Offices)	(Zip Code)

SciSparc Ltd. 2023 Share Incentive Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Shachar Hadar Meitar | Law Offices 16 Abba Hillel Road Ramat Gan, 5250608, Israel Tel: +972 (3) 610-3100	Oded Har-Even, Esq. Howard Berkenblit, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212)-660-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed to register an additional 984,810 ordinary shares, no par value (the “Ordinary Shares”), of SciSparc Ltd. (the “Registrant,” “we,” “our” or “us”) issuable pursuant to the SciSparc Ltd. 2023 Share Incentive Plan (the “2023 Plan”).

On April 1, 2024, we filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-8 (File No. 333-278437) registering 48,276 Ordinary Shares (as adjusted for the reverse share split of the Ordinary Shares at the ratio of 1-to-21, effective as of July 3, 2025) issuable under the 2023 Plan. On April 28, 2025, we filed with the Commission an additional registration statement on Form S-8 (File No. 333-286791), to register an additional 47,619 Ordinary Shares (as adjusted for the reverse share split of the Ordinary Shares at the ratio of 1-to-21, effective as of July 3, 2025) under the 2023 Plan.

Pursuant to Instruction E of Form S-8, the contents of our prior registration statements on Form S-8 (File Nos. 333-278437 and 333-286791) are incorporated herein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) under the Securities Act of 1933, as amended, or the Securities Act, in accordance with the rules and regulations of the Commission. Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents (or portions thereof) that we have filed with or furnished to the Commission:

(a)	Our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on April 24, 2025 (File No. 001-38041) (the “Annual Report”);

(b)	The Registrant’s Reports on Form 6-K filed with the Commission on April 25, 2025, May 13, 2025, May 21, 2025, May 27, 2025 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements” in the press release attached as Exhibit 99.1), June 9, 2025, June 24, 2025, June 25, 2025, June 26, 2025, July 22, 2025, July 22, 2025, July 31, 2025, August 8, 2025, August 25, 2025, August 26, 2025, August 28, 2025, August 29, 2025, September 16, 2025, September 25, 2025, September 26, 2025, September 30, 2025, October 6, 2025, October 15, 2025, October 20, 2025, October 24, 2025; October 27, 2025, November, 18, 2025, November 20, 2025, November 26, 2025, November 28, 2025, December 2, 2025, December 31, 2025, January 12, 2026, January 13, 2026, January 13, 2026, and January 26, 2026, and

(c)	The description of our securities contained in our Form 8-A filed on December 20, 2021 (File No. 001-38041), including as amended by Exhibit 2.1 to the Annual Report and any further amendment or report filed for the purpose of updating such description.

All other documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and, to the extent designated therein, Reports of Foreign Private Issuer on Form 6-K furnished by us to the Commission that are identified in such forms as being incorporated into this Registration Statement, in each case, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing or furnishing of such documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Association of the Registrant (1)
5.1*	Opinion of Meitar | Law Offices as to the legality of the Registrant’s Ordinary Shares
23.1*	Consent of Kost, Forer, Gabbay and Kasierer, a member of EY Global
23.2*	Consent of Meitar | Law Offices (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1	SciSparc Ltd. 2023 Share Incentive Plan (2)
107.1*	Filing Fee Table

(1)	Incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K, furnished with the Commission on June 26, 2025.

(2)	Incorporated by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1 (File No. 333-277394), filed with the Commission on February 27, 2024.

*	Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the United States, on this 26th day of January, 2026.

SCISPARC LTD.

By:	/s/ Oz Adler
Name:	Oz Adler
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Oz Adler, his or her true and lawful attorney-in-fact and agent, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Oz Adler	Chief Executive Officer and Chief Financial Officer	January 26, 2026
Oz Adler	(Principal Executive Officer and Principal Accounting Officer)

/s/ Itschak Shrem	Chairman of the Board of Directors	January 26, 2026
Itschak Shrem

/s/ Amnon Ben Shay	Director	January 26, 2026
Amnon Ben Shay

/s/ Alon Dayan	Director	January 26, 2026
Alon Dayan

/s/ Moshe Revach	Director	January 26, 2026
Moshe Revach

/s/ Liat Sidi	Director	January 26, 2026
Liat Sidi

/s/ Lior Vider	Director	January 26, 2026
Lior Vider
/s/ Amitay Weiss	Director	January 26, 2026
Amitay Weiss

II-2

AUTHORIZED REPRESENTATIVE:

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of SciSparc Ltd. has signed this registration statement on January 26, 2026.

PUGLISIGI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

II-3